Exhibit 10.8

CLARIFICATION AGREEMENT

This Clarification Agreement (this “Agreement”), dated April 8, 2022, is to the Common Stock Purchase Warrant Agreement, (the “Warrant Agreement”), and Stock Purchase Agreement (the “Stock Agreement”) dated as of December 10, 2021 by and between Novea Inc., a Wyoming Corporation (“Company”), and Newpoint Financial Corp, a Delaware Corporation (“Purchaser”).

WHEREAS, as a result of certain questions that have arisen regarding the accounting treatment applicable to the warrants, the parties hereto deem it necessary and desirable to amend the Warrant Agreement to clarify that the registered holders have the right to exercise the option only upon public listing and sale of the Company’s shares; and

WHEREAS, as a result of certain questions that have arisen regarding the Purchaser’s ability to influence the Company via appointment to the Company’s Board of Directors, the parties hereto deem it necessary and desirable to amend the Stock Agreement, which provides that Purchaser has the right to appoint one person as a member of the Board of Directors; and

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Warrant Agreement and Stock Agreement, respectively, as set forth herein.

1. Warrant Agreement. The Warrant Agreement is hereby clarified by adding the following subsection (f) under Section 2:

“The ability to exercise the purchase rights under this section shall occur only after shares of the Company are listed on a public stock exchange.”

2. Stock Agreement. The Articles of Amendment, section 2(e) is hereby clarified by the following modification:

The Purchaser shall have the right to appoint one (1) person as a Board Observer to the Board of Directors (“Board”). This nominee shall have all the same rights and privileges of other Board of Directors in connection with Board notice provisions, attendance to all Board meetings, access to all Board information including but not limited to review of the Company’s books and records, with the exception that the member may not vote on motions presented. All other terms and provisions in Section 2(e) shall remain.

3. Definition of “Stated Value”. Wherever the value of Preferred Shares is referenced, it shall be defined as having a stated value of $100 per share.

4. Other Provisions.

(a) Governing Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

(b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

(c) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Agreement, provisions of the Warrant Agreement and Stock Agreement which are not inconsistent with this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts.

(d) Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Clarification Agreement as of the date first written above.

NOVEA, Inc.

By:

NEWPOINT FINANCIAL CORP.

By: